Exhibit 99.1

FS KKR Capital Corp. and FS KKR Capital Corp. II Provide Certain Preliminary Fourth Quarter 2020 Estimates and Announce Earnings Releases and Conference Calls to Discuss Fourth Quarter and Fiscal Year Ended December 31, 2020 Financial Results

PHILADELPHIA and NEW YORK – February 1, 2021 – FS KKR Capital Corp. (NYSE: FSK) and FS KKR Capital Corp. II (NYSE: FSKR), two leading business development companies (“BDCs” or the “Companies”) managed and advised by FS/KKR Advisor, LLC, announced today certain preliminary estimates of financial results for the fourth quarter ended December 31, 2020. The Companies also are providing information on earnings releases and conference calls to discuss fourth quarter and fiscal year ended December 31, 2020 financial results. The Companies are providing these preliminary estimates of results to give investors timely information in conjunction with the proposed merger of FSK and FSKR, which was announced on November 24, 2020.

Daniel Pietrzak, Co-President and CIO of each Company, described the quarter’s investment activity as, “The fourth quarter was active from an investment perspective as both financial and strategic buyers took advantage of an improved operating environment still coupled with record low interest rates. Our strong relationships provided our investment teams with what we believe were numerous high quality investment opportunities and allowed us to be selective in our transaction approval process. We look forward to discussing the details of our activity during the quarter, as well as our outlook for 2021, on our earnings conference calls on March 2, 2021.”

FSK Preliminary Estimated Financial Results for Fourth Quarter Ended December 31, 2020(1)

FSK’s net asset value per share is estimated to be between $24.95 and $25.05 as of December 31, 2020, compared to $24.46 as of September 30, 2020. Net investment income per share for the fourth quarter is estimated to be between $0.59 and $0.61 as compared to FSK’s guidance of $0.57. Adjusted net investment income per share is estimated to be between $0.68 and $0.70 as compared to FSK’s guidance of $0.64.(2) Net debt-to-equity, adjusted for available cash, receivables for investments sold, and payables for investments purchased, is estimated to approximate 1.19x as of December 31, 2020, compared to 1.20x at September 30, 2020.

FSKR Preliminary Estimated Financial Results for Fourth Quarter Ended December 31, 2020(1)

FSKR’s net asset value per share is estimated to be between $25.00 and $25.10 as of December 31, 2020, compared to $24.66 as of September 30, 2020. Net investment income per share for the fourth quarter is estimated to be between $0.57 and $0.59 as compared to FSKR’s guidance range of $0.52 to $0.55 per share. Adjusted net investment income per share is estimated to be between $0.59 and $0.61 as compared to FSKR’s guidance range of $0.52 to $0.55.(2) Net debt-to-equity, adjusted for available cash, receivables for investments sold, and payables for investments purchased, is estimated to approximate 0.85x as of December 31, 2020, compared to 0.73x at September 30, 2020.

Please note that the preliminary estimates above for both FSK and FSKR are subject to change as each Company’s financial closing procedures are finalized. In addition, neither Deloitte & Touche LLP, each Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.

FSK Earnings Release and Conference Call Information

FSK plans to release its fourth quarter and full year 2020 results after the close of trading on the New York Stock Exchange on Monday, March 1, 2021.

FSK will host a conference call at 8:00am (Eastern Time) on Tuesday, March 2, 2021, to discuss its fourth quarter and full year 2020 financial and operating results. All interested parties are welcome to participate and can access the conference call by dialing (833) 818-6808 and using the conference ID 7480289 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkradvisor.com/fsk, under Events and Presentations.

An investor presentation containing certain financial information will be available by visiting the Investor Relations section of FSK’s website at www.fskkradvisor.com/fsk, under Events and Presentations after the close of trading on the New York Stock Exchange on Monday, March 1, 2021.

A replay of the call will be available shortly after the end of the call by visiting the Investor Relations section of FSK’s website, under Events and Presentations or by dialing (855) 859-2056 and using conference ID 7480289.

FSKR Earnings Release and Conference Call Information

FSKR plans to release its fourth quarter and full year 2020 results after the close of trading on the New York Stock Exchange on Monday, March 1, 2021.

FSKR will host a conference call at 10:00am (Eastern Time) on Tuesday, March 2, 2021, to discuss its fourth quarter and full year 2020 financial and operating results. All interested parties are welcome to participate and can access the conference call by dialing (833) 519-1290 and using the conference ID 3992843 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSKR’s website at www.fskkradvisor.com/fskr, under Events and Presentations.

An investor presentation containing certain financial information will be available by visiting the Investor Relations section of FSKR’s website at www.fskkradvisor.com/fskr, under Events and Presentations after the close of trading on the New York Stock Exchange on Monday, March 1, 2021.

A replay of the call will be available shortly after the end of the call by visiting the Investor Relations section of FSKR’s website, under Events and Presentations or by dialing (855) 859-2056 and using conference ID 3992843.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $15 billion in assets under management as of September 30, 2020. The BDCs managed by FS/KKR are FS KKR Capital Corp. (NYSE: FSK) and FS KKR Capital Corp. II (NYSE: FSKR).

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Leawood, KS. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Contact Information

Investor Relations Contact

Robert Paun

robert.paun@fsinvestments.com

Media (FS Investments)

Melanie Hemmert

media@fsinvestments.com

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Each of FSK and FSKR uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing each of FSK’s and FSKR’s financial results with other business development companies.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Estimated Ranges for the Three Months Ended December 31, 2020
	FSK		FSKR
GAAP net investment income per share	$0.59	$0.61	$0.57	$0.59
Plus capital gains incentive fees per share	—	—	—	—
Plus excise taxes per share	0.08	0.08	—	—
Plus one-time expenses per share(3)	0.01	0.01	0.02	0.02

Adjusted net investment income per share(2)	$0.68	$0.70	$0.59	$0.61

1)

Per share data was derived by using the weighted average shares of FSK’s and FSKR’s common stock, as applicable, outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s and FSKR’s normal course of business (referred to herein as one-time expenses). Each of FSK and FSKR uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)

FSK’s one-time expenses for the three months ended December 31, 2020 consist of approximately $1 million resulting from the acceleration of deferred financing costs associated with the termination of one of FSK’s debt facilities. FSKR’s one-time expenses for the three months ended December 31, 2020 consist of approximately $3 million in expenses associated with the proposed merger.

Forward-Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Companies. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption to a Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in a Company’s operating area, failure to obtain requisite stockholder approval for the Proposals (as defined below) set forth in the Proxy Statement (as defined below), failure to consummate the business combination transaction involving the Companies, the price at which shares of FSK’s and FSKR’s common stock trade on the New York Stock Exchange, uncertainties as to the timing of the consummation of the business combination transaction involving the Companies, unexpected costs, charges or expenses resulting from the business combination transaction involving the Companies and failure to realize the anticipated benefits of the business combination transaction involving the Companies. Some of these factors are enumerated in the filings the Companies made with the U.S. Securities and Exchange Commission (the “SEC”) and are also contained in the Proxy Statement. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Companies undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving the Companies, along with related proposals for which stockholder approval will be sought (collectively, the “Proposals”). On December 23, 2020, FSK filed with the SEC a preliminary registration statement on Form N-14 (333-251667) that includes a preliminary joint proxy statement of the Companies (the “Proxy Statement”) and a prospectus of FSK. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF THE COMPANIES ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES, THE BUSINESS COMBINATION TRANSACTION INVOLVING THE COMPANIES AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov, FSK’s website, https://www.fskkradvisor.com/fsk or FSKR’s website, https://www.fskkradvisor.com/fskr.

Participants in the Solicitation

The Companies and their respective directors, executive officers and certain other members of management and employees, including employees of FS/KKR Advisor, LLC, FS Investments, KKR Credit Advisors (US) LLC and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of the Companies in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Companies’ stockholders in connection with the Proposals will be contained in the definitive Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.